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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2008

INDEPENDENCE LEAD MINES COMPANY
(Exact Name of Registrant as Specified in its Charter)

Arizona	001- 316	82-0131980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P O BOX 717 WALLACE, IDAHO	83873
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (208) 753-2525

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (3-05) Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01 Entry into a Material Definitive Agreement

(a) On February 12, 2008, the Registrant, Hecla Mining Company and Hecla Merger Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). Under the terms of the Asset Purchase Agreement, Hecla Merger Company will acquire substantially all of the Registrant’s assets in exchange for 6,936,884 shares of Hecla Mining Company’s common stock. The transaction is currently expected to close late in the first quarter or in the second quarter of 2008 and is subject to shareholder approval, closing conditions described in the Asset Purchase Agreement, and applicable regulatory approvals. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

(b) The prior relationship between the the Registrant and Hecla Mining Company has been as follows: During 1991, Hecla Mining Company discovered several mineralized structures in an area known as the Gold Hunter property. This discovery led to the development of the Gold Hunter property on the 4900 level. Although the Registrant control the property, Hecla Mining Company controls the Gold Hunter property under certain agreements. Those agreements entitle Hecla Mining Company, as operator, to an 81.48% interest in the net profits from operations from the Gold Hunter property. Under the agreements, after Hecla Mining Company recoups its costs to explore, develop, and operate the property, the Registrant may elect, within two years, to take a participating interest in the property. If the Registrant did not not take a participating interest, it will be entitled to an 18.52 percent net profits interest. As of December 31, 2007, Hecla Mining Company believes that its unrecouped costs total approximately $14.7 million.

In March 2002, the Registrant notified Hecla Mining Company of certain defaults by them under a 1968 lease agreement relating to the Gold Hunter area (also known as the “DIA properties”). The Registrant alleged that Hecla Mining Company violated the “prudent operator obligations” implied under the lease by undertaking the development of the Gold Hunter project on the 4900 level, and violated certain other provisions of the Agreement.

In June 2002, we filed a lawsuit in Idaho State District Court seeking termination of the lease agreement and requesting unspecified damages. Trial of the case occurred in late March 2004. In July 2004, the Court issued a decision that found in Hecla Mining Company’s favour on all issues and subsequently awarded Hecla Mining Company approximately $0.1 million in attorneys’ fees and certain costs, which the Registrant paid. In August 2004, we filed a Notice of Appeal with the Idaho Supreme Court. Oral arguments were heard by the Idaho Supreme Court in February 2006 and in April 2006, the Idaho Supreme Court ruled in favor of Hecla Mining Company’s claims.

In December 2006, the Registrant filed a lawsuit in the United States District Court for the District of Idaho seeking monetary damages and injunctive relief, alleging mail and securities fraud by Hecla Mining Company during the term of the lease. In September 2007, the United States District Court for the District if Idaho granted Hecla Mining Company’s motion to dismiss the case in its entirety. In October 2007, the Registrant filed a Notice of Appeal to the United States Court of Appeals for the Ninth Circuit. In addition, in January 2007, the Registrant filed an action in Idaho State District Court for Shoshone County seeking rescission of the lease based upon the theory of mutual mistake. In May 2007, the District Court of the First Judicial District of the State of Idaho granted Hecla Mining Company’s motion for summary judgment. In July 2007, ILM filed a Notice of Appeal to the Idaho Supreme Court.

If the Asset Purchase Agreement is closed, among the terms of the Asset Purchase Agreement is a dismissal of all litigation between the Registrant and Hecla Mining Company. Hecla Mining Company will also acquire all of the Registrant’s interest to the Gold Hunter area/DIA properties and the related agreements between the Registrant and Hecla Mining Company.

The Asset Purchase Agreement contains representations and warranties made by the Registrant, Hecla Mining Company and Hecla Merger Company. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties exchanged in connection with signing the Asset Purchase Agreement. While the registrant does not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Accordingly a reader should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of such Agreement (a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K).

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01(a)

Item 8.01. Other Events.

On February 13, 2008, the Registrant disseminated a release announcing that it had entered into a definitive agreement as discussed in Item 1.01 above. A copy of the release is attached hereto as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of February 12, 2008, by and among Independence Lead Mines Company, Hecla Merger Company and Hecla Mining Company
99.1	Release, dated February 13, 2008.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE LEAD MINES COMPANY

By: /s/ Bernard C. Lannen
President and Chief Administrative Officer
Date: February 20, 2008